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                                                                      EXHIBIT 23





                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements Nos. 33-73324 and 333-92027 of Kennedy Wilson, Inc. on Form S-8 of our report dated March 10, 2000 appearing in this Annual Report on Form 10-K of Kennedy Wilson, Inc. for the year ended December 31, 1999.




DELOITTE & TOUCHE LLP
Los Angeles, California
March 27, 2000